Exhibit 10.47

FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

Indemnification Agreement, dated as of [], 200[] (this, “Agreement”), between HDS Investment Holding, Inc., a Delaware corporation (the “Company”), HD Supply, Inc., a Delaware corporation (“Opco” and, together with the Company, the “Company Entities”) and [] (“Indemnitee”).

WHEREAS, qualified persons are reluctant to serve corporations as directors unless they are provided with broad indemnification and insurance against claims arising out of their service to and activities on behalf of the corporations; and

WHEREAS, the Company Entities have determined that attracting and retaining such persons is in the best interests of their respective stockholders and that it is reasonable, prudent and necessary for the Company Entities to indemnify such persons to the fullest extent permitted by applicable law and to provide reasonable assurance regarding insurance.

NOW, THEREFORE, the Company Entities and Indemnitee hereby agree as follows:

1. Defined Terms; Construction.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries acting in such capacity, or (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years commencing from and after the date hereof, individuals who at the beginning of such period constitute the board of directors of the Company and any new director whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors) of either of the Company Entities or any of their respective subsidiaries (or is or was serving in an equivalent role with respect to any such entity not organized as a corporation), or of any predecessor thereof, or is or was serving at the request of either of the Company Entities as a director (or a member of any committee of a board of directors, or in an equivalent role with respect to any such entity not organized as a corporation) of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or of any predecessor thereof, including service with respect to an employee benefit plan.

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fees, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 5(e), who has not otherwise performed any services for the Company Entities or any of their subsidiaries or for Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement or under indemnity agreements similar to this Agreement).

“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Voting Securities” means any securities of the Company or Opco, as applicable, that vote generally in the election of directors.

(b) Construction. For purposes of this Agreement,

(i) References to any of the Company Entities or any of their “subsidiaries” shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with any of the Company Entities or any such subsidiary or that is a successor to any of the Company Entities as contemplated by Section 8(d) (whether or not such successor has executed and delivered the written agreement contemplated by Section 8(d)).

(ii) References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

(iii) References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2. Agreement to Serve.

Indemnitee agrees to serve as a director of the Company and/or one or more of its subsidiaries and in such other capacities as Indemnitee may serve at the request of the Company Entities from time to time, and, by its execution of this Agreement, the Company Entities confirm their request that Indemnitee serve as a director of the Company and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3. Indemnification.

(a) General Indemnification. The Company Entities shall indemnify Indemnitee, jointly and severally, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.

(b) Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee or the Company Entities or any of their subsidiaries to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under such Company Entity’s or any such subsidiary’s certificate of incorporation or bylaws, any vote of stockholders or directors of the Company Entities or any of their subsidiaries, the DGCL, any other applicable law or any liability insurance policy, the Company Entities shall indemnify Indemnitee, jointly and severally, against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, whether or not Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that (i) material assertions made by Indemnitee in such Proceeding were in bad faith or were frivolous or (ii) as a matter of applicable law, such Expenses must be limited in proportion to the success achieved by Indemnitee in such Proceeding and the efforts required to obtain that success, as determined by the court presiding over such Proceeding.

(c) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company Entities for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, the Company Entities shall nevertheless jointly and severally indemnify Indemnitee for such portion.

(d) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under either of the Company Entities’ certificate of incorporation or bylaws, any agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy, provided that to the extent that Indemnitee is entitled to be indemnified by the Company Entities under this Agreement and by any shareholder of the Company or any affiliate of any such shareholder under any other agreement or instrument, the obligations of the Company Entities hereunder shall be primary, and the obligations of such shareholder or affiliate secondary, and the Company Entities shall not be entitled to contribution or indemnification from or subrogation against such shareholder or affiliate.

(e) Exceptions. Any other provision herein to the contrary notwithstanding, the Company Entities shall not be obligated under this Agreement to indemnify Indemnitee:

(i) For Expenses incurred in connection with Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the board of directors of the Company has approved the initiation or bringing of such Proceeding and (z) as may be required by law.

(ii) For an accounting of profits arising from the purchase and sale by Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(iii) If the Indemnitee, with respect to the matter out of which the claim for indemnification arises, did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company Entities.

(f) Subrogation. In the event of payment under this Agreement, the Company Entities shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute such documents and do such acts as the Company Entities may reasonably request to secure such rights and to enable the Company Entities effectively to bring suit to enforce such rights, provided that the Company Entities shall not be subrogated to any claim of Indemnitee for indemnification from any shareholder of the Company or any affiliate of any such shareholder.

4. Advancement of Expenses.

The Company Entities shall pay all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company Entities would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been made, except as contemplated by the last sentence of Section 5(f). Indemnitee shall repay such amounts advanced if and to the extent that it shall ultimately be determined in a decision by a court of competent jurisdiction from which no appeal can be taken that Indemnitee is not entitled to be indemnified by the Company Entities for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Company Entities shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment.

5. Indemnification Procedure.

(a) Notice of Proceeding; Cooperation. Indemnitee shall give the Company Entities notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve the Company Entities of their obligations under this Agreement unless and to the extent that (i) none of the Company Entities and their subsidiaries are party to or aware of such Proceeding and (ii) the Company Entities are materially prejudiced by such failure.

(b) Settlement. The Company Entities will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company Entities shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company Entities’ prior written consent, which shall not be unreasonably withheld.

(c) Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to the Company Entities a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company Entities and reasonably available to Indemnitee. The Company Entities shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request of Indemnitee.

(d) Determination. The Company Entities intend that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 4 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(i) If no Change in Control has occurred, (x) by a majority vote of the directors of the applicable Company Entity who are not parties to such Proceeding, even though less than a quorum, with the advice of Independent

Legal Counsel, or (y) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, with the advice of Independent Legal Counsel, or (z) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.

(ii) If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the applicable Company Entity and Indemnitee.

The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination.

(e) Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the applicable Company Entity and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the applicable Company Entity (which approval shall not be unreasonably withheld or delayed). The applicable Company Entity shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

(f) Consequences of Determination; Remedies of Indemnitee. The Company Entities shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company Entities do not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company Entities to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Company Entities in accordance with Section 4. If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent determined by such Adverse Determination or final judgment, the Company Entities shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g) Presumptions; Burden and Standard of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i) It shall be a presumption that a Determination is not required.

(ii) It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(iii) The burden of proof shall be on the Company Entities to overcome the presumptions set forth in the preceding clauses (i) and (ii), and each such presumption shall only be overcome if the Company Entities establish that there is no reasonable basis to support it.

(iv) The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v) Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 5(f) shall be de novo with respect to all determinations of fact and law.

6. Directors and Officers Liability Insurance.

(a) Maintenance of Insurance. So long as the Company Entities or any of their respective subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company Entities shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company Entities’ and any of its subsidiaries’ then current directors and officers. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company Entities nor any of their subsidiaries maintains any such insurance, the Company Entities shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years (or such shorter period as is available on commercially reasonable terms) from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company Entities on the date hereof.

(b) Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 5(a), the Company Entities shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company Entities shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies.

7. Exculpation, etc.

(a) Limitation of Liability. Indemnitee shall not be personally liable to the Company Entities or any of their subsidiaries or to the stockholders of the Company Entities or any such subsidiary for monetary damages for breach of fiduciary duty as a director of any of the Company Entities or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of Indemnitee (i) for any breach of Indemnitee’s duty of loyalty to the Company or such subsidiary or the stockholders thereof; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(b) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company Entities or any of their subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company Entities shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

8. Miscellaneous.

(a) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(b) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee as shown on the signature page of this Agreement, to the Company or Opco at the address shown on the signature page of this Agreement, or in each case as subsequently modified by written notice.

(c) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(d) Successors and Assigns. Each of the Company Entities will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such party, by agreement in form and substance satisfactory to Indemnitee and their counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Company Entity would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, but neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by the Company Entities without the prior written consent of Indemnitee.

(e) Arbitration.

(i) Any dispute, claim or controversy arising out of, relating to, or in connection with this contract, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be finally determined by arbitration. The arbitration shall be administered by JAMS. If the disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Comprehensive Arbitration Rules and Procedures (“JAMS Comprehensive Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties. If no disputed claim or counterclaim exceeds $250,000, not including interest or attorneys’ fees, the JAMS Streamlined Arbitration Rules and

Procedures (“JAMS Streamlined Rules”) in effect at the time of the arbitration shall govern the arbitration, except as they may be modified herein or by mutual written agreement of the parties.

(ii) The seat of the arbitration shall be New York, New York. The parties submit to jurisdiction in the state and federal courts of the State of New York for the limited purpose of enforcing this agreement to arbitrate.

(iii) The arbitration shall be conducted by one neutral arbitrator unless the parties agree otherwise. The parties agree to seek to reach agreement on the identity of the arbitrator within thirty days after the initiation of arbitration. If the parties are unable to reach agreement on the identity of the arbitrator within such time, then the appointment of the arbitrator shall be made in accordance with the process set forth in JAMS Comprehensive Rule 15.

(iv) The arbitration award shall be in writing, state the reasons for the award, and be final and binding on the parties. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the attorneys’ fees of the prevailing party. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. Notwithstanding applicable state law, the arbitration and this agreement to arbitrate shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1, et seq.

(v) The parties agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the tribunal, JAMS, the parties, their counsel, accountants and auditors, insurers and re-insurers, and any person necessary to the conduct of the proceeding. The confidentiality obligations shall not apply (x) if disclosure is required by law, or in judicial or administrative proceedings, or (y) as far as disclosure is necessary to enforce the rights arising out of the award.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such State and without reference to the choice-of-law principles that would result in the application of the laws of a different jurisdiction.

(g) Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of either of the Company Entities’ certificate of incorporation or bylaws, any agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

(h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HDS INVESTMENT HOLDING, INC.

By:
Name: Title:

Address:	c/o HD Supply, Inc. 3100 Cumberland Blvd Suite 1480 Atlanta, GA 30339 Attn: General Counsel

HD SUPPLY, INC.

By:
Name: Title:

Address:	3100 Cumberland Blvd Suite 1480 Atlanta, GA 30339 Attn: General Counsel

AGREED TO AND ACCEPTED:

INDEMNITEE

By:
[] Director
Address: